Exhibit 4

LOCK-UP AGREEMENT

August 6, 2020

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Re:	Duck Creek Technologies, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives of the several underwriters named in Schedule 1 to the Underwriting Agreement (as defined below) (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Duck Creek Technologies, Inc., a Delaware corporation (the “Company”) and Disco Topco Holdings (Cayman), L.P., a Cayman Islands limited partnership, providing for the public offering (the “Public Offering”) by the Underwriters of shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, acting as representatives of the Underwriters, the undersigned will not, and will not cause any direct or indirect controlled affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending on the date that is 180 days from the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, (i) any Securities or (ii) any securities convertible into or exercisable or exchangeable for Common Stock, options or warrants to purchase Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and Securities which may be issued upon exercise of a stock option or warrant) (any such securities described in this clause (1), the “Restricted Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Restricted Securities, or publicly disclose the intention to undertake any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Restricted Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing. The undersigned represents and warrants that the undersigned is not currently, and has not caused or directed any of its affiliates to be or become, a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any of the foregoing during the Restricted Period.

Notwithstanding the foregoing, the terms of this Letter Agreement shall not apply to or prohibit:

(A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement;

(B) transfers of Restricted Securities as a bona fide gift or gifts;

(C) transfers of Restricted Securities by will or intestacy;

(D) transfers of Restricted Securities to any trust, the direct or indirect beneficiaries of which are exclusively the undersigned’s or a member or members of his or her immediate family or to any other entity that is wholly-owned by such persons;

(E) if the undersigned is a corporation, partnership, LLC or other entity, distributions of Restricted Securities to members, partners or stockholders of the undersigned, or to the estates of any such members, partners or stockholders;

(F) transfers of Restricted Securities to the Company, pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that, in each case, if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), related thereto, such report shall include a statement (in addition to the use of the appropriate transaction code required to be included in such report) to the effect that the filing relates to the “cashless” or “net exercise” of such options;

(G) transfers of Restricted Securities that occur by operation of law pursuant to a domestic order or divorce settlement; provided that any report filed under the Exchange Act related thereto shall include a statement to the effect that such transfer occurred by operation of law;

(H) transactions of Restricted Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering;

(I) entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of Restricted Securities that does not provide for the transfer of Restricted Securities during the Restricted Period referred to above;

(J) transfers to the undersigned’s affiliates or to any investment fund or other entity, in each case, that are controlled or managed by the undersigned;

(K) pledges of Restricted Securities as collateral in accordance with and subject to the terms and conditions of a loan agreement and any related pledge and security agreements that were entered into, and disclosed to the Company and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC in writing, prior to the date of the initial public filing of the registration statement relating to the Public Offering, and any subsequent foreclosure on such collateral shares pledged in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements; and

(L) transfers of Restricted Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction, that is approved by the board of directors of the Company, made to all holders of Restricted Securities involving a Change of Control (as defined below) which occurs after the consummation of the Public Offering; provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Restricted Securities owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement. For the purpose of this clause (L), “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction or series of transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company. becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 75% of the total voting power of the voting securities of the Company;

provided that in the case of any transfer, donation or distribution pursuant to (i) clauses (B) through (E), such transfer, donation or distribution shall not involve a disposition for value and (ii) clauses (B) through (E) or clauses (G), (J) or (K), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter substantially in the form of this Letter Agreement; and (iii) clauses (B) through (E), clause (H), entry into any plan contemplated by clause (I) or clause (K), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer, donation or distribution or plan entry, plan establishment or plan existence or foreclosure (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Restricted Securities, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acknowledge and agree that, in the event Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters release or waive (the “Triggering Release”), in full or in part, any stockholder of the Company who beneficially owns at least one percent of the shares of Common Stock (such person, a “Triggering Stockholder”) from the restrictions of any lock-up agreement for the benefit of the Underwriters in connection with the Public Offering, then the undersigned shall automatically be released from this Letter Agreement to the same extent, with respect to the same percentage of Common Stock of the undersigned as the percentage of Common Stock being released in the Triggering Release with respect to the Common Stock held by the Triggering Stockholder (calculated as a percentage of the total outstanding shares of Common Stock held by the Triggering Stockholder)(such percentage, the “Specified Percentage”) at the time of the request of the Triggering Release. The provisions of this paragraph will not apply if (i) the release or waiver is granted to a holder of Common Stock in connection with a follow-on public offering of Common Stock pursuant to a registration statement on Form S-1 that is filed with the SEC and, if the undersigned has registration rights available to it under the Amended and Restated Registration Rights Agreement, dated as of November 13, 2019 (the “Registration Rights Agreement”), the undersigned has been given, and the undersigned has declined, the opportunity to participate in such public offering in accordance with the terms of the Registration Rights Agreement (for the avoidance of doubt, if the undersigned elects to participate in such public offering but with respect to a percentage of Common Stock of the undersigned that is less than the Specified Percentage, then any remaining Common Stock of the undersigned shall remain subject to this Letter Agreement) or (ii) the releases or waivers are granted to one or more any individual parties (whether in one or multiple releases) by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC in an amount less than or equal to an aggregate of one percent of the shares of Common Stock, calculated immediately following the Public Offering. Notwithstanding any other provisions of this agreement, if Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC. determine in good faith that a Triggering Stockholder should be granted a discretionary release, waiver or termination due to customary circumstances of emergency or hardship, with respect to such Triggering Stockholder, then the undersigned shall not have any right to be granted a pro rata release pursuant to the terms of this paragraph.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, participate in the Public Offering or any related transactions, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that any Representative or any Underwriter is making such a recommendation.

This Letter Agreement shall lapse and become null and void if (i) prior to entering into the Underwriting Agreement, the Company notifies Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. in writing that the Company does not intend to proceed with the Public Offering through Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. and files an application to withdraw the registration statement related to the Public Offering, (ii) the Company and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. have not entered into the Underwriting Agreement on or before September 15, 2020, or (iii) for any reason the Underwriting Agreement terminates or is terminated prior to the Closing Date (as defined therein). The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

ACCENTURE HOLDINGS BV

By:	/s/ Aaron Holmes
Name: Aaron Holmes
Title: Managing Director